Exhibit 99.1

JBI, Inc. Appoints Dr. Jacob Smith as Chief Operating Officer

NIAGARA FALLS, Ontario, Jan 11, 2010 (GlobeNewswire via COMTEX) -- JBI, Inc. (“JBI” or the "Company") (OTCBB:JBII) is pleased to announce the appointment of Dr. Jacob Smith as Chief Operating Officer. Dr. Smith is an accomplished professional whose educational background and managerial expertise will further assist JBI's management team to execute the Company's growth model. Dr. Smith's academia accomplishments, leadership qualities, scientific and business knowledge, and successful track record all contributed to JBI's appointment decision.

Dr. Smith received a Masters Degree from the University of Chicago and a Doctor-Medical from Michigan State University in 2002. He obtained Certificates from Cambridge University in 2006 and from the National Institute of Health/FDA in 2007.  Business Certificates were received from Oxford University in 2007 and Harvard University in 2009.  Dr. Smith then received an MBA from Ashford University in 2009.

From 2000-2006 he served as a Medical/Surgical Resident.  He obtained and managed $8 million of federal funds while prioritizing HIV/AIDS care services and developing a comprehensive strategic long- range plan for Southeastern Michigan HIV/AIDS Council. During this time, he also managed and conducted clinical trial research.

For the past three years, he has served as an instructor in Business, Biology, and Healthcare at Davenport University, Livonia, Michigan, conducting courses in Management, Microeconomics, Macroeconomics, Healthcare, Biology, Anatomy, and Physiology.

"It is an honor to be appointed as JBI's COO” said Dr. Smith.  “JBI has some unique technology and a growth model that I am excited about working with. I will be able to contribute my business and scientific expertise to assist the management team in reaching their goals.”

In discussing Dr. Smith's appointment and qualifications, John Bordynuik, CEO and President of JBI, stated, "We are delighted to add Dr. Smith to our management team. He is highly-qualified to assume the COO position, as he has a thorough understanding of business principals, economics, and development strategies.  I am very confident that his knowledge and expertise will be valuable in advancing our business growth model."

About JBI, Inc.

JBI, Inc. is transitioning to become a global technology leader whose purpose is to mine data from JBI's large information archive, find under-productive entities to inject our superior proprietary technologies into, and benefit from increased productivity and profitability, beginning with Plastic2Oil. JBI has also acquired the following operations:

JAVACO, Inc. ("Javaco") is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Javaco will operate and manage the Company's Plastic2Oil sites in Mexico.

Pak-It, LLC ("Pak-It"): Using the patented Pak-It(TM) delivery system (liquid cleaner in a water soluble sachet) Pak-It can deliver glass cleaner, disinfectant, multi-purpose, and many more cleaning products (42 products currently) shipped in tiny packages of condensed cleaner (inside a 'dry' 1 quart container). This delivery method is "green" since it's fully biodegradable and saves thousands of dollars in shipping. The user simply adds water to the container without measuring or cutting the Pak-It. Large retailers and many national Building Service Contractors already using the product have documented significant cost savings from shipping, training, inventory control and space.

Accordingly, our revenue sources presently include (i) income from reading archived tapes (including microfiche) from clients such as NASA, (ii) income from the recently acquired Javaco, Inc., (iii) income from the sale of Pak-It products, and a bulk chemical facility which we realized beginning October 1, 2009, and (iv) from the anticipated commencement of operations in the first quarter of 2010 with Plastic2Oil, a process and service that converts plastic to fuel oil. For more information, please see http://www.jbiglobal.com and http://www.javacoinc.com and http://www.pakit.com/.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: JBI, Inc.
By Staff

CONTACT:	CONTACT: JBI, Inc. John Bordynuik, President and CEO john@johnbordynuik.com Investor Relations James Parker jparker@jbiglobal.com +1 (916) 990-3667

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SUBJECT CODE: COO Appointment
                               Company Announcement